Period Ended June 30, 2005

John Hancock Capital Series

John Hancock Core Equity Fund
Series - 3
NAV per share - Class C    $26.39
NAV per share - Class I    $28.55

John Hancock U.S. Global Leaders Growth Fund
Series - 4
NAV per share - Class C    $26.17
NAV per share - Class I    $26.94
NAV per share - Class R    $26.68

John Hancock Classic Value Fund
Series - 5
NAV per share - Class C    $23.34
NAV per share - Class I    $23.64
NAV per share - Class R    $23.53

John Hancock Large Cap Select Fund
Series - 6
NAV per share - Class C    $17.46
NAV per share - Class I    $17.69
NAV per share - Class R    $17.63